UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2009
NetREIT
(Exact name of registrant as specified in its charter)

CALIFORNIA	000-53673	33-0841255

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1282 Pacific Oaks Place Escondido, California	92029

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 471-8536
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
This Form 8-K/A amends and supplements the Current Report on Form 8-K filed on August 27, 2009 by the Registrant to present the financial statements for the real property described below as well as the related pro forma financial statements for NetREIT (the “Company”).
On August 21, 2009, NetREIT (“Company”) completed the acquisition of Sparky’s Thousand Palms Self-Storage (Formerly known as Monterey Palms Self-Storage) (“Thousand Palms”) located at 73230 Varner Road, Thousand Palms, California (“Property”) from the seller, Monterey Palms Self-Storage, LLC. The purchase price for the Property was $6.2 million. The Company paid the purchase price through a cash payment of $1.5 million which was applied to closing costs and fees and to an existing loan secured by the Property, and assumed a nonrecourse, variable interest rate, Promissory Note with a principal balance secured by the Property after the closing of $4.7 million. The loan has a 30-year amortization, a maturity date of March 1, 2034, and the variable interest rate is calculated using the lowest New York prime rate in effect on the first day of the month as published in the money rate section of the West Coast edition of the Wall Street Journal added to the margin of 0.50%, subject to interest floor and ceiling provisions. The current interest rate is 5.50%; the floor interest rate is 5.50% and the ceiling interest rate is 10.50%.
The Property consists of nine (9) single story, Class A buildings, constructed of reinforced concrete masonry and metal construction with 113,126 rentable square feet comprised of 549 storage units which range in size from 25 to 300 square feet, and 94 enclosed RV and boat storage units that range in size from 150 to 600 square feet. The Property was built in 2007 and sits on approximately 5.5 acres or 238,273 square feet of land. The Property is located in the Palm Desert/Thousand Palms area adjacent to the Interstate 10 freeway in Riverside County, California.
ITEM 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Real Property Acquired

The audited Historical Statement of Revenues and Direct Operating Expenses of Sparky’s Thousand Palms Self-Storage (F/K/A Monterey Palms Self-Storage) for the year ended December 31, 2008 and the unaudited Historical Statement of Revenues and Direct Operating Expenses for the six months ended June 30, 2009 are filed as Exhibit 99.1 to this amendment and are incorporated in their entirety into this Item 9.01(a) by reference.

(b)	Unaudited Pro Forma Financial Information

The unaudited pro forma financial information which describes the pro forma effect of the acquisition of Sparky’s Thousand Palms Self-Storage (F/K/A Monterey Palms Self-Storage) as of and for the six months ended June 30, 2009 and for the year ended December 31, 2008 are furnished as Exhibit 99.2 and are incorporated in their entirety into this item 9.01(b) by reference.

Exhibit Index
99.1	Historical statements of Sparky’s Thousand Palms Self-Storage (F/K/A Monterey Palms Self-Storage).

99.2	Unaudited Pro Forma consolidated financial information which describes the pro forma effect of the real property acquisition of Sparky’s Thousand Palms Self-Storage as of and for the six months ended June 30, 2009 and for the year ended December 31, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT
Date: October 30, 2009	By:	/s/ Kenneth Elsberry
		Name:	Kenneth Elsberry
		Title:	Chief Financial Officer

Exhibit Index
99.1	Historical statements of Sparky’s Thousand Palms Self-Storage (F/K/A Monterey Palms Self-Storage).

99.2	Unaudited Pro Forma consolidated financial information which describes the pro forma effect of the real property acquisition of Sparky’s Thousand Palms Self-Storage as of and for the six months ended June 30, 2009 and for the year ended December 31, 2008.